EXHIBIT 99.5

                                  CERTIFICATION


         I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION, OR BY THE FEDERAL GOVERNMENT.

         If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Central Regional Director, Ronald N. Karr, at (312) 917-5000.

         I further certify that, before purchasing the common stock par value $0.01 of Montgomery Financial Corporation, the proposed holding company for Montgomery Savings, A Federal Association (the "Association"), I received a prospectus dated ___________, 1997 (the "Prospectus").

         The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, but not limited to: the Association's vulnerability to changes in interest rates; competition, geographical concentration of loans; certain anti-takeover provisions; voting power of directors and executive officers; low return on equity; ESOP compensation expense; absence of market for common stock; proposed federal legislation; possible dilutive effect of issuance of additional shares; risk of delay; and the possible adverse income tax consequences of the distribution of subscription rights .

         For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages __ through __ of the Prospectus.

         In addition, the certificate of incorporation of the Company requires a vote of 80% of stockholders to remove directors, to approve certain business combinations or to amend the certificate of incorporation, which may have the effect of discouraging a future takeover attempt of the Company. For additional information, see pages ___ through ___ of the Prospectus.



NOTE:  If the stock is to be held            Signature: ________________________
       jointly, both parties must sign.

                                             Signature: ________________________



                                                  Date: ________________________